Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

OCERA THERAPEUTICS, INC.

a Delaware corporation

at

$1.52 per share plus one non-transferable contractual contingent value right (“CVR”) for each share, which represents the right to receive one or more payments in cash, currently estimated to be up to $2.58 per CVR, contingent upon the achievement of certain milestones

Pursuant to the Offer to Purchase

dated November 9, 2017

by

MEH ACQUISITION CO.

a wholly-owned subsidiary of

MAK LLC

and an indirect wholly-owned subsidiary of

MALLINCKRODT PLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE END OF THE DAY, ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON DECEMBER 8, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

November 9, 2017

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 9, 2017 (what we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (what we refer to as the “Letter of Transmittal” and what, together with the Offer to Purchase, as each may be amended or supplemented from time to time, we refer to as the “Offer”) in connection with the offer by MEH Acquisition Co., a Delaware corporation (which we refer to as “Purchaser”), a wholly-owned subsidiary of MAK LLC, a Delaware limited liability company (which we refer to as “Parent”) and an indirect wholly-owned subsidiary of Mallinckrodt plc, an Irish public limited company (which we refer to as “Mallinckrodt”), to purchase all outstanding shares of common stock, par value $0.00001 per share (which we refer to as the “Shares”), of Ocera Therapeutics, Inc., a Delaware corporation (which we refer to as “Ocera”), at a price of $1.52 per Share, net to the seller in cash, without interest and less any applicable withholding taxes, plus one non-transferable contractual contingent value right (“CVR”) per Share, which represents the right to receive one or more payments in cash, currently estimated to be up to $2.58 per CVR, contingent upon the achievement of certain specified milestones, calculated as described in the Offer to Purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

The offer price for the Offer is $1.52 per Share, net to the seller in cash, without interest and less any applicable withholding taxes, plus one non-transferable contractual contingent value right for each Share, which represents the right to receive one or more payments in cash, currently estimated to be up to $2.58 per CVR, contingent upon the achievement of certain specified milestones, calculated as described in the Offer to Purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

The Offer is being made for all outstanding Shares.

The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of November 1, 2017 (as it may be amended from time to time, what we refer to as the “Merger Agreement”), by and among Parent, Purchaser, Ocera and, for limited purposes, Mallinckrodt. The Merger Agreement provides, among other things, that, as soon as practicable following the consummation of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Purchaser will be merged with and into Ocera (what we refer to as the “Merger”), with Ocera continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of Parent.

The Offer and withdrawal rights will expire at the end of the day, one minute after 11:59 P.M., Eastern Time, on December 8, 2017, unless the Offer is extended or earlier terminated.

The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase.

Tendering stockholders who are record owners of their Shares and who tender directly to Continental Stock Transfer & Trust Company, the depository for the Offer, will not be obligated to pay brokerage fees, commissions or similar expenses with respect to the purchase of Shares by Purchaser pursuant to the Offer, other than transfer taxes, if any, due with respect to the sale of the Shares.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is being made to all holders of the Shares. We are not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, “blue sky” or other valid laws of such jurisdiction. If we become aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with an administrative or judicial action taken pursuant to a U.S. state statute, we will make a good faith effort to comply with any such law. If, after such good faith effort, we cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

OCERA THERAPEUTICS, INC.

a Delaware corporation

at

$1.52 per share plus one non-transferable contractual contingent value right (“CVR”) for each share, which represents the right to receive one or more payments in cash, currently estimated to be up to $2.58 per CVR, contingent upon the achievement of certain milestones

Pursuant to the Offer to Purchase

dated November 9, 2017

by

MEH ACQUISITION CO.

a wholly-owned subsidiary of

MAK LLC

and an indirect wholly-owned subsidiary of

MALLINCKRODT PLC

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 9, 2017 (what we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (what we refer to as the “Letter of Transmittal” and what, together with the Offer to Purchase, as each may be amended or supplemented from time to time, we refer to as the “Offer”), in connection with the offer by MEH Acquisition Co., a Delaware corporation (which we refer to as “Purchaser”), a wholly-owned subsidiary of MAK LLC, a Delaware limited liability company (which we refer to as “Parent”) and an indirect wholly-owned subsidiary of Mallinckrodt plc, an Irish public limited company (which we refer to as “Mallinckrodt”), to purchase all outstanding shares of common stock, par value $0.00001 per share (which we refer to as the “Shares”), of Ocera Therapeutics, Inc., a Delaware corporation (which we refer to as “Ocera”), at a price of $1.52 per Share, net to the seller in cash, without interest and less any applicable withholding taxes, plus one non-transferable contractual contingent value right (“CVR”) per Share, which represents the right to receive one or more payments in cash, currently estimated to be up to $2.58 per CVR, contingent upon the achievement of certain specified milestones, calculated as described in the Offer to Purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED

HEREBY:                      SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).

Dated:
Signature(s)

Please Print Name(s)

Address:
(Include Zip Code)

Area code and Telephone no.

Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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